Exhibit 99

Acadia Healthcare Reports First Quarter 2021 Results and Increases 2021 Guidance

Revenue Grows 8.2% Including Same Facility Revenue Growth of 7.4%

Company Completed Debt Refinancing Actions in March 2021

FRANKLIN, Tenn.--(BUSINESS WIRE)--April 29, 2021--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Results

The Company reported revenue of $551.2 million for the first quarter of 2021, compared with $509.2 million for the first quarter of 2020. Adjusted EBITDA was $119.5 million, compared with $96.7 million for the same period last year. Net income attributable to Acadia stockholders for the first quarter of 2021 was $9.7 million, or $0.11 per diluted share, compared with net income of $33.5 million, or $0.38 per diluted share, for the first quarter of 2020. Adjusted income from continuing operations attributable to Acadia stockholders per diluted share was $0.47 for the first quarter of 2021. Adjustments to income include transaction-related expenses, debt extinguishment costs and the income tax effect of adjustments to income. A reconciliation of all non-GAAP financial results in this press release begins on page 9. The Company closed on the sale of Acadia’s business operations in the United Kingdom on January 19, 2021. The results of the U.K. business have been presented as discontinued operations for all periods in this release.

The Company’s income tax provision includes a tax benefit of $1.7 million and tax expense of $0.3 million for the first quarter of 2021 and 2020, respectively, attributable to the difference in the actual deductible amount relating to employee stock-based compensation and the previously estimated tax deduction based on grant date values. This difference is reflected in the effective tax rate but has been excluded from the adjusted tax rate for all periods.

For the first quarter of 2021, Acadia’s same facility revenue increased 7.4% compared with the first quarter of 2020, including an increase in revenue per patient day of 4.5% and an increase in patient days of 2.7%. Same facility adjusted EBITDA margin improved 280 basis points to 26.5%.

Debbie Osteen, Chief Executive Officer of Acadia Healthcare Company, remarked, “We are pleased to report a strong start to 2021 for Acadia with solid financial and operating performance. These results demonstrate consistent execution of our growth strategy, as well as strong cost management in the face of the resurgence of COVID-19 and one less day in the 2021 period due to leap year in 2020. We are proud of the hard work and dedication of Acadia’s employees and clinicians across our operations who have continued to meet the critical demand for our services and provide the highest quality care in a safe and accessible manner.

Strategic Investments in Long-Term Growth

“During the first quarter of 2021, we continued to make investments in key strategic areas that will support sustained, long-term growth across Acadia’s service lines. Facility expansions remain a primary focus for our growth strategy. Accordingly, we added 92 beds to our operations in the first quarter to meet the growing demand for services across the U.S. We also continue to identify underserved markets for the treatment of patients with opioid use disorder and opened two comprehensive treatment centers (CTCs) in the first quarter of 2021 on track to open 11 new CTCs in 2021.

“Following the end of the first quarter, we executed on another priority for our continued growth by completing construction of a wholly owned de novo facility, Glenwood Behavioral Health Hospital, an 80-bed hospital in Cincinnati, Ohio. This facility will provide inpatient psychiatric treatment for those who are struggling with a mental health or substance use disorder. We expect this facility to be fully operational during the second quarter of 2021.

“Establishing joint venture partnerships with healthcare delivery systems across the country remains an important pathway for growth for Acadia, and we have been fortunate to partner with many leading providers in attractive markets. In March, we were pleased to announce a planned joint venture with Lutheran Health Network of Indiana, one of Indiana’s premier, integrated healthcare delivery systems, for a new 120-bed behavioral health hospital serving Fort Wayne and the surrounding counties. The new hospital, slated to open in spring 2022, will provide a full continuum of inpatient and outpatient care services. We also announced a planned joint venture with Geisinger Health, one of Pennsylvania’s premier, integrated healthcare systems. The new partnership will build two new 96-bed behavioral health facilities providing comprehensive inpatient services in the central and northeastern regions of the state. The first facility is expected to open in 2022 and the second in 2023. Both the Lutheran Health and Geisinger Health partnerships will leverage our combined expertise and resources with a shared commitment to provide quality care and achieve strong clinical outcomes. We will continue to pursue additional joint venture partnerships to expand behavioral health treatment options and enable greater access to care in more communities.

“During the first quarter, we also signed a definitive agreement to acquire Vallejo Behavioral, a 61-bed psychiatric hospital in Vallejo, California, from Adventist Health. Following regulatory approval, the transaction is expected to be completed during the summer. We are excited to add this facility to our portfolio, and we will continue to identify additional acquisitions that meet our criteria.

“We believe there are significant opportunities to leverage our strong financial position and execute our growth initiatives by extending our market reach through bed expansions, wholly owned de novo facilities, strategic joint ventures and acquisitions,” added Osteen.

Debt Refinancing, Cash and Liquidity

In March 2021, the Company completed its planned debt repayment and refinancing following the completion of the U.K. sale in January. The Company entered into a new credit agreement, which provides for a $600 million senior secured revolving credit facility and a $425 million senior secured term loan facility, each maturing in March 2026. With the completion of this transaction, Acadia’s outstanding debt includes the following:

($ in millions)	March 31, 2021	December 31, 2020
New Credit Facility:
Term Loan A	$425	$—
Revolving Line of Credit	160	—
Prior Credit Facility:
Senior Secured Term A Loan	—	312
Senior Secured Term B Loans	—	873
Senior Secured Revolving Line of Credit	—	—
5.625% Senior Notes due 2023	—	650
6.500% Senior Notes due 2024	—	390
5.500% Senior Notes due 2028	450	450
5.000% Senior Notes due 2029	475	475
Other long-term debt	3	4
Total	$1,513	$3,154

As of March 31, 2021, the Company had $179 million in cash and cash equivalents, $422 million available under its $600 million revolving credit facility, and its net leverage ratio was approximately 2.7x.

Osteen stated, “During the first quarter, we met our stated financial objective to refinance our outstanding debt as planned and improve Acadia’s leverage profile. As a result, our balance sheet is very strong with ample liquidity and capital to pursue our growth initiatives and continue to make strategic investments in our business.”

Financial Guidance

Acadia today increased the Company’s financial guidance for 2021, as follows:

  Revenue in a range of $2.24 billion to $2.29 billion;
  Adjusted EBITDA in a range of $500 million to $530 million;
  Adjusted earnings per diluted share in a range of $2.30 to $2.55; and
  Interest expense of approximately $17 million per quarter for the remainder of 2021.

The Company’s guidance does not include discontinued operations or the impact of any future acquisitions, divestitures or transaction-related expenses.

Looking Ahead

Osteen concluded, “We are pleased with the trends in our business and look forward to the opportunities ahead for Acadia in 2021. While there are uncertainties surrounding the COVID-19 pandemic, we expect the effects of the prolonged isolation, the social and economic disruptions, and grief over the loss of lives this past year will remain a challenge for many individuals. As a result, we expect to see continued strong demand for our services in 2021 and beyond. More than ever, we are dedicated to our mission, and we understand the importance of our role as a leading provider of critical behavioral healthcare services. We believe Acadia is well positioned to address the needs of those seeking treatment as we continue to expand our network of treatment facilities and service offerings with a shared commitment across our operations to deliver the highest quality of patient care.”

Conference Call

Acadia will hold a conference call to discuss its first quarter financial results at 9:00 a.m. Eastern Time on Friday, April 30, 2021. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through May 28, 2021.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of March 31, 2021, Acadia operated a network of 228 behavioral healthcare facilities with approximately 10,000 beds in 40 states and Puerto Rico. With more than 20,000 employees serving approximately 70,000 patients daily, Acadia is the largest stand-alone behavioral health company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) the impact of the COVID-19 pandemic, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; and difficulty in collecting patient accounts receivable due to increases in the unemployment rate and the number of underinsured and uninsured patients; (ii) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (iii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iv) potential reductions in payments received by Acadia from government and third-party payors; (v) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (vi) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (vii) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In thousands, except per share amounts)

Revenue	$551,199	$509,217

Salaries, wages and benefits (including equity-based compensation expense of $7,034 and $4,979, respectively)	304,333	286,987
Professional fees	31,617	31,051
Supplies	21,322	22,196
Rents and leases	9,412	9,117
Other operating expenses	72,010	68,156
Depreciation and amortization	24,894	22,835
Interest expense, net	29,027	42,565
Debt extinguishment costs	24,650	-
Transaction-related expenses	4,610	1,526
Total expenses	521,875	484,433
Income from continuing operations before income taxes	29,324	24,784
Provision for income taxes	6,204	5,806
Income from continuing operations	23,120	18,978
(Loss) income from discontinued operations, net of taxes	(12,641)	15,089
Net income	10,479	34,067
Net income attributable to noncontrolling interests	(762)	(604)
Net income attributable to Acadia Healthcare Company, Inc.	$9,717	$33,463

Basic earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations attributable to Acadia Healthcare Company, Inc.	$0.25	$0.21
(Loss) income from discontinued operations	$(0.14)	$0.17
Net income attributable to Acadia Healthcare Company, Inc.	$0.11	$0.38

Diluted earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations attributable to Acadia Healthcare Company, Inc.	$0.25	$0.21
(Loss) income from discontinued operations	$(0.14)	$0.17
Net income attributable to Acadia Healthcare Company, Inc.	$0.11	$0.38

Weighted-average shares outstanding:
Basic	88,242	87,765
Diluted	89,941	87,971

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2021	2020
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$178,915	$378,697
Accounts receivable, net	276,041	273,551
Other current assets	73,269	61,332
Current assets held for sale	-	1,809,815
Total current assets	528,225	2,523,395
Property and equipment, net	1,654,732	1,622,896
Goodwill	2,105,264	2,105,264
Intangible assets, net	68,627	68,535
Deferred tax assets	3,177	3,209
Operating lease right-of-use assets	96,205	96,937
Other assets	70,685	79,126
Total assets	$4,526,915	$6,499,362

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$11,911	$153,478
Accounts payable	91,505	87,815
Accrued salaries and benefits	127,827	124,912
Current portion of operating lease liabilities	18,696	18,916
Other accrued liabilities	161,040	178,453
Derivative instrument liabilities	-	84,584
Current liabilities held for sale	-	660,027
Total current liabilities	410,979	1,308,185
Long-term debt	1,484,212	2,968,948
Deferred tax liabilities	68,678	50,017
Operating lease liabilities	83,731	84,029
Other liabilities	124,616	133,412
Total liabilities	2,172,216	4,544,591
Redeemable noncontrolling interests	56,700	55,315
Equity:
Common stock	887	880
Additional paid-in capital	2,597,781	2,580,327
Accumulated other comprehensive loss	-	(371,365)
Accumulated deficit	(300,669)	(310,386)
Total equity	2,297,999	1,899,456
Total liabilities and equity	$4,526,915	$6,499,362

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In thousands)
Operating activities:
Net income	$10,479	$34,067
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	24,894	22,835
Amortization of debt issuance costs	1,646	3,050
Equity-based compensation expense	7,034	4,979
Deferred income taxes	3,962	11,264
Loss (income) from discontinued operations, net of taxes	12,641	(15,089)
Debt extinguishment costs	24,650	-
Other	1,737	(108)
Change in operating assets and liabilities:
Accounts receivable, net	(2,490)	(4,214)
Other current assets	75	(18,276)
Other assets	(3,570)	(1,561)
Accounts payable and other accrued liabilities	(3,979)	(19,115)
Accrued salaries and benefits	2,915	(6,347)
Other liabilities	(4,210)	5,101
Net cash provided by continuing operating activities	75,784	16,586
Net cash provided by discontinued operating activities	253	28,960
Net cash provided by operating activities	76,037	45,546

Investing activities:
Cash paid for capital expenditures	(58,682)	(58,427)
Proceeds from U.K. Sale	1,511,020	-
Settlement of foreign currency derivatives	(84,795)	-
Proceeds from sale of property and equipment	134	38
Other	926	(1,671)
Net cash provided by (used in) continuing investing activities	1,368,603	(60,060)
Net cash used in discontinued investing activities	-	(14,101)
Net cash provided by (used in) investing activities	1,368,603	(74,161)

Financing activities:
Borrowings on long-term debt	425,000	-
Borrowings on revolving credit facility	430,000	-
Principal payments on revolving credit facility	(270,000)	-
Principal payments on long-term debt	-	(10,621)
Repayment of long-term debt	(2,224,603)	-
Payment of debt issuance costs	(9,935)	-
Common stock withheld for minimum statutory taxes, net	8,219	(1,402)
Distributions to noncontrolling interests	(377)	(264)
Other	(6,793)	(423)
Net cash used in continuing financing activities	(1,648,489)	(12,710)
Net cash used in discontinued financing activities	-	(720)
Net cash used in financing activities	(1,648,489)	(13,430)

Effect of exchange rate changes on cash	4,067	(1,143)

Net decrease in cash and cash equivalents, including cash classified within current assets held for sale	(199,782)	(43,188)
Less: cash classified within current assets held for sale	-	(19,592)
Net decrease in cash and cash equivalents	(199,782)	(62,780)
Cash and cash equivalents at beginning of the period	378,697	124,192
Cash and cash equivalents at end of the period	$178,915	$61,412

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended March 31,
	2021	2020	% Change
U.S. Same Facility Results (1)
Revenue	$545,799	$508,262	7.4%
Patient Days	669,725	651,931	2.7%
Admissions	43,813	43,444	0.8%
Average Length of Stay (2)	15.3	15.0	1.9%
Revenue per Patient Day	$815	$780	4.5%
Adjusted EBITDA margin	26.5%	23.7%	280 bps

U.S. Facility Results
Revenue	$551,199	$509,217	8.2%
Patient Days	674,491	658,002	2.5%
Admissions	44,164	43,603	1.3%
Average Length of Stay (2)	15.3	15.1	1.2%
Revenue per Patient Day	$817	$774	5.6%
Adjusted EBITDA margin	26.0%	23.6%	240 bps
(1)Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(2)Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$9,717	$33,463
Net income attributable to noncontrolling interests	762	604
Loss (income) from discontinued operations, net of taxes	12,641	(15,089)
Provision for income taxes	6,204	5,806
Interest expense, net	29,027	42,565
Depreciation and amortization	24,894	22,835
EBITDA	83,245	90,184

Adjustments:
Equity-based compensation expense (a)	7,034	4,979
Transaction-related expenses (b)	4,610	1,526
Debt extinguishment costs (c)	24,650	-
Adjusted EBITDA	$119,539	$96,689

Adjusted EBITDA margin	21.7%	19.0%

See footnotes on page 12.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

Three Months Ended March 31, 2021
(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$9,717
Loss from discontinued operations, net of taxes	12,641

Adjustments to income:
Transaction-related expenses (b)	4,610
Debt extinguishment costs (c)	24,650
Provision for income taxes	6,204
Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc.	57,822
Income tax effect of adjustments to income (d)	15,618
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	$42,204

Weighted-average shares outstanding - diluted	89,941

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.47

Three Months Ended March 31, 2020
(in thousands, except per share amounts)
Net income attributable to Acadia Healthcare Company, Inc.	$33,463
Income from discontinued operations, net of taxes	(15,089)

Adjustments to income:
Transaction-related expenses (b)	1,526
Provision for income taxes	5,806
Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc.	25,706
Adjusted income from discontinued operations before income taxes	17,095
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	42,801
Income tax effect of adjustments to income (d)	6,133
Adjusted income attributable to Acadia Healthcare Company, Inc.	$36,668

Weighted-average shares outstanding - diluted	87,971

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.42 (3)

(3) For the three months ended March 31, 2020, Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share includes Adjusted income from discontinued operations before income taxes and is not directly comparable to Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share for the three months ended March 31, 2021. Interest expense, which has been significantly reduced following debt repayments in the first quarter of 2021, is recorded in income from continuing operations and not allocated to discontinued operations because such allocation would not be meaningful. Therefore, Adjusted income from discontinued operations before income taxes is not included in Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share for the three months ended March 31, 2021.

See footnotes on page 12.

Acadia Healthcare Company, Inc.
Discontinued Operations Supplemental Financial Information
(Unaudited)

Statements of Discontinued Operations

	Three Months Ended March 31,
	2021	2020
	(in thousands)

Revenue	$62,520	$273,593

Salaries, wages and benefits	35,937	153,329
Professional fees	6,815	32,249
Supplies	2,217	9,775
Rents and leases	2,509	11,707
Other operating expenses	6,682	30,373
Depreciation and amortization	-	18,845
Interest expense, net	10	220
Loss on sale	14,254	-
Transaction-related expenses	6,265	2,023
Total expenses	74,689	258,521
(Loss) income from discontinued operations before income taxes	(12,169)	15,072
Provision for (benefit from) income taxes	472	(17)
(Loss) income from discontinued operations, net of taxes	(12,641)	15,089

Reconciliation of (Loss) Income from Discontinued Operations to Adjusted Income from Discontinued Operations before Income Taxes

	Three Months Ended March 31,
	2021	2020
	(in thousands)

(Loss) income from discontinued operations, net of taxes	$(12,641)	$15,089

Adjustments to income:
Transaction-related expenses (b)	6,265	2,023
Loss on sale (e)	14,254	-
Provision for (benefit from) income taxes	472	(17)
Adjusted income from discontinued operations before income taxes	$8,350	$17,095

See footnotes on page 12.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc., Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc., Adjusted income from discontinued operations before income taxes and Adjusted income attributable to Acadia Healthcare Company, Inc., which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.

We define EBITDA as net income adjusted for net income attributable to noncontrolling interests, loss (income) from discontinued operations, net of taxes, provision for income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. as net income attributable to Acadia Healthcare Company, Inc. adjusted for loss from discontinued operations, net of taxes, transaction-related expenses, debt extinguishment costs and provision for (benefit from) income taxes. We define Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc. as net income adjusted for loss from discontinued operations, net of taxes, transaction-related expenses, debt extinguishment costs, provision for income taxes and income tax effect of adjustments to income. We define Adjusted income from discontinued operations before income taxes as (loss) income from discontinued operations, net of taxes, adjusted for transaction-related expenses, loss on sale and provision for (benefit from) income taxes.

We define Adjusted income attributable to Acadia Healthcare Company, Inc. as the sum of Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc., Adjusted income from discontinued operations before income taxes and income tax effect of adjustments to income.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to termination, restructuring, strategic review, acquisition and other similar costs.

(c) Represents debt extinguishment costs recorded during the three months ended March 31, 2021 in connection with the redemption of the 5.625% Senior Notes and 6.500% Senior Notes and the termination of the Prior Credit Facility.

(d) Represents the income tax effect of adjustments to income based on tax rates of 27.0% and 14.3% for the three months ended March 31, 2021 and 2020, respectively. The Company recorded a $1.7 million tax benefit from ASU 2016-09 "Improvements to Employee Share-Based Payment Accounting” in the first quarter of 2021, which has been excluded from the adjusted tax provision.

(e) Represents the adjustments to the loss on sale recorded in connection with the U.K. sale to reflect an increase in the U.K. carrying value.

Contacts

Gretchen Hommrich
Director, Investor Relations
(615) 861-6000